Exhibit 99.1

Versata Appoints Dr. Alan Baratz President and CEO; Former President of Sun's JavaSoft Unit Brings Pioneering Java Experience to Versata

    OAKLAND, Calif.--(BUSINESS WIRE)--Aug. 11, 2003--Versata, Inc. (Nasdaq:VATA), a provider of software and services that automate the development and deployment of business applications that power enterprises, today announced the appointment of Dr. Alan E. Baratz, former CEO of Zaplet, Inc. and former president of the Software Products and Platforms (JavaSoft) division at Sun Microsystems, to President and CEO.
    Dr. Baratz, 48, is a current Versata board member, and was until recently CEO of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. He joined Zaplet from E.M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in funding a number of new technology companies. Dr. Baratz formerly served as president of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. In that role he led the growth and adoption of the Java platform from its infancy in 1996 to a robust platform supporting mission-critical applications in almost 80 percent of Fortune 1000 companies by 1999. Prior to Sun, Dr. Baratz was president and CEO of Delphi Internet, the online business unit of Rupert Murdoch's News Corporation and held numerous senior management positions at IBM in their research labs. Dr. Baratz is also currently a venture partner at Gabriel Venture Partners.
    "I am excited about the opportunity and look forward to working with the Versata team, our partners and our strong and committed customer base," said Alan Baratz. "I think Versata's products and underlying technology are uniquely positioned in the growing market for large-scale Java-based application projects."
    "Alan's in-depth industry experience, especially with Java, is a great resource to Versata and I welcome him to the role of President and CEO," said Eugene Wong. "I look forward to continuing my work at Versata under his leadership."
    "I would like to thank Gene for his leadership and vision in stabilizing the company during these challenging economic conditions," said Gary Morgenthaler, chairman of Versata. "His focus on customer success has yielded important contributions from our installed base, which is an important measure of success today. We look forward to his continued contributions as our Chief Scientist and member of the board."

    About Versata

    For organizations that are challenged with building large-scale, transaction-intensive applications driven by human and automated workflows, Versata provides software and services for custom system development. Like some application development products, Versata provides a design environment utilizing high-level modeling and code generation, integration with modeling tools, code editors, and testing tools. Unlike most of these, Versata provides a proven deployment platform with integrated process and transaction engines for workflow and business rules execution with specific functionality for large volumes of transactions with stringent performance and scalability requirements. Versata's approach enables organizations to create and change business systems faster, lower development and maintenance costs, and meet the stringent demands of their customers.
    Versata Global 2000 customers include American Management Systems, British Telecommunications, J.P. Morgan Chase & Co., Meridian Health Care Management and Union Bank of California. For more information, please visit www.versata.com or call 800-984-7638.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements discuss Versata's position in the market and the impact Dr. Baratz may have on the future success of the Company. These statements reflect the current views and assumptions of Versata, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: the potential that Dr. Baratz or any of the current executives or officers may leave Versata, the inability to manage business in light of recent management change; or that the expected results will not be achieved. The information provided in this press release is current as of the date of its publication. Versata expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law. For a discussion of other risk factors that could affect Versata's business, see "Risk Factors" in Versata's filings with the Securities and Exchange Commission.

    CONTACT: Versata
             Michael Clevestig, 510-628-1162
             michael_clevestig@versata.com